UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

REMARK MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 701-9514

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2014, Remark Media, Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated as of May 2, 2014 (the “Merger Agreement”), with Roomlia, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Hotelmobi Inc. (“Hotelmobi”), a company engaged in the business of developing, owning and operating mobile hotel booking applications.  Pursuant to the Merger Agreement, Hotelmobi merged with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Merger”).  As consideration for the Merger, the outstanding shares of Hotelmobi common stock were converted into the right to receive an aggregate of (i) 400,000 shares of the Company’s common stock (“Common Stock”), (ii) 100,000 shares of Common Stock to be issued on the one year anniversary of the closing of the Merger, provided that the recipient is employed by the Company on such date or was terminated by the Company for any reason, (iii) warrants to purchase 500,000 shares of Common Stock at an exercise price of $8.00 per share and (iv) warrants to purchase 500,000 shares of Common Stock at an exercise price of $12.00 per share.  The warrants to purchase shares of Common Stock issued to former Hotelmobi stockholders in the Merger (the “Roomlia Warrants”) vest 12.5% on the last day of each fiscal quarter beginning June 30, 2014, provided the recipient is employed by the Company on such date or has been terminated other than for Cause (as defined in the Merger Agreement).  Additionally, pursuant to the terms of the Merger Agreement, concurrently with the closing of the Merger, the Company paid Hotelmobi’s principal stockholders a total of $171,893.75 in cash in repayment of funds they loaned to Hotelmobi.

The Merger Agreement contains representations, warranties and covenants customary for transactions of this type.  The Roomlia Warrants expire on the fifth anniversary of their issuance.

The foregoing descriptions of the Merger Agreement and the Roomlia Warrants are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Form of Roomlia Warrants, copies of which are attached as Exhibit 2.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated into this Item 2.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the issuance of Common Stock and Roomlia Warrants in the Merger is incorporated into this Item 3.02 by reference.

The issuances of Common Stock and Roomlia Warrants in the Merger were made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On May 7, 2014, the Company issued a press release announcing the Merger.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report.  The Company intends to file these financial statements by an amendment within the timeframe permitted by Item 9.01(a).

(b)           Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report.  The Company intends to file this pro forma information by an amendment within the timeframe permitted by Item 9.01(b).

(d)           Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 2, 2014, by and among Remark Media, Inc., Roomlia, Inc. and Hotelmobi Inc.*
4.1	Form of Roomlia Warrants.
99.1	Press Release dated May 7, 2014.

*
Certain schedules and exhibits to this agreement have been omitted in accordance with item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Dated: May 7, 2014	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 2, 2014, by and among Remark Media, Inc., Roomlia, Inc. and Hotelmobi Inc.*
4.1	Form of Roomlia Warrants.
99.1	Press Release dated May 7, 2014.

*
Certain schedules and exhibits to this agreement have been omitted in accordance with item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.